PROSPECTUS SUPPLEMENT
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(To Prospectus dated January 10, 1997 as supplemented on February 6, 1997, February 28, 1997, March 24, 1997,
April 16, 1997, May 7, 1997, May 19, 1997, and May 27, 1997)



                    Tele-Communications, Inc.
    Tele-Communications, Inc. Series A TCI Group Common Stock
                        ($1.00 Par Value)
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      Knight-Ridder Cablevision, Inc. (the "Selling Stockholder") sold shares of Tele-Communications, Inc. Series A TCI Group
Common Stock ("TCOMA") on the dates, in the amounts and at the prices set forth below:

     From  May  27,  1997,  through May  30,  1997,  the  Selling
     Stockholder sold 440,000 shares of TCOMA at prices ranging from $14.0000 per share to $15.0625 per share.

      All  440,000  shares  of TCOMA were  sold  by  the  Selling
Stockholder  to Goldman, Sachs & Co. ("Goldman"),  as  principal.
No commission or other compensation was paid to Goldman in connection with such sales.

     Immediately following the sales described above, the Selling
Stockholder owned 11,887,613 shares of TCOMA, which shares represent approximately 1.99% of the shares of TCOMA outstanding as of February 4, 1997.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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     The date of this Prospectus Supplement is June 2, 1997.